Exhibit 99.1

CallidusCloud Announces Record Second Quarter Revenue of $61.3 Million

-	Q2 SaaS Revenue Increases 32% to $47.7 Million

-	Updates Full Year SaaS Revenue Guidance to $194.0 to $197.0 Million, 28 to 30% growth rate

-	Raises Full Year Total Revenue Guidance to $245.0 to $248.0 Million

-	Cash from Operations of $8.0 Million, up 16% Year over Year

DUBLIN, CA., August 3, 2017— Callidus Software Inc. (NASDAQ: CALD), a global leader in cloud-based sales, marketing, learning and customer experience solutions, today announced financial results for the quarter ended June 30, 2017.

“We delivered yet another quarter of over 30% SaaS growth in Q2, and are on track to meet our 2017 top and bottom line goals,” said Leslie Stretch, president and CEO, CallidusCloud. “We expanded our product portfolio with the acquisition of RevSym for ASC 606, and further strengthened our fast-growing mobile learning business with the acquisition of Learning Heroes. Our cross-sell and multi-product momentum continued and EMEA had a strong quarter.”

Financial Highlights for the Second Quarter 2017

SaaS revenue was $47.7 million, an increase of 32% over the same quarter in the prior year. Maintenance revenue was $900,000, resulting in total recurring revenue of $48.6 million. SaaS revenue growth continues to benefit from success in our Lead to Money suite. Professional services revenue was $12.7 million. Total revenue was $61.3 million for the second quarter, an increase of 23% year-over-year. Normalized SaaS billings growth was 30% for the trailing twelve-month period. Normalized billings growth for the quarter was 23%. Cash and short-term investments were $172.4 million. Cash flow from operations for the quarter was $8.0 million, compared to $6.9 million in the same quarter of the prior year.

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GAAP Performance

•	Recurring revenue gross margin was 72%, compared to 74% for the same quarter in the prior year.

•	Overall gross margin was 60%, compared to 63% for the same quarter in the prior year.

•	Operating loss was $7.2 million compared to $5.0 million for the same quarter in the prior year.

•	Pre-tax loss was $6.9 million, compared to $5.3 million for the same quarter in the prior year.

Non-GAAP Performance

The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.

•	Recurring revenue gross margin was 76%, compared to 77% in the prior year.

•	Overall gross margin was 64%, compared to 66% in the prior year.

•	Operating income was $5.4 million, compared to $4.0 million for the same quarter in the prior year.

•	Pre-tax income was $5.6 million, compared to $3.7 million for the same quarter in the prior year.

Business Highlights for the Second Quarter 2017

•	CallidusCloud acquired RevSym, a brand-new cloud solution for the management of revenue and incentives in the new world of ASC 606 revenue recognition requirements.

•	CallidusCloud acquired Learning Heroes, an innovative provider of education content. The acquisition adds a large library of bite-size, fun content to the Litmos Mobile Learning Platform and consolidates it as one of the most comprehensive business skills and compliance education platforms in the world.

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•	SAP SE named CallidusCloud “ISV Partner of the Year” in the 2017 SAP Pinnacle awards. The award was officially presented during the SAPPHIRE conference, where CallidusCloud had a large presence with of over 20,000 attendees.

•	CallidusCloud’s Litmos learning platform was recognized by G2Crowd, a leading independent review company, as the highest rated provider in the Corporate LMS Software Satisfaction Report, Summer 2017.

•	CallidusCloud was again recognized as the most awarded organization at the American Business Awards. The Lead to Money suite, Enablement, Litmos, and the customer service department received gold Stevie awards.

Financial Outlook for 2017 – Third Quarter and Full Year

For the third quarter of 2017, CallidusCloud expects SaaS revenue to be between $49.7 million and $50.2 million. Maintenance revenue is expected to be between $300,000 and $500,000. Total revenue is expected to be between $61.7 million and $62.7 million. GAAP operating loss is expected to be between $5.6 million and $6.2 million, with GAAP pre-tax loss between $5.8 million and $6.4 million. Non-GAAP operating income is expected to be between $5.0 million and $6.0 million, with non-GAAP pre-tax income between $4.8 million and $5.8 million.

For the full year of 2017, CallidusCloud is updating its previous SaaS revenue guidance to be between $194.0 million and $197.0 million and raising its previous total revenue guidance to be between $245.0 million and $248.0 million. Maintenance revenue is expected to be between $2.5 million and $2.9 million. GAAP operating loss is expected to be between $22.5 million and $24.0 million, with GAAP pre-tax loss between $22.6 million and $24.3 million. Non-GAAP operating income is expected to be between $22.0 million and $24.0 million, with non-GAAP pre-tax income between $21.9 million and $23.7 million.

Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Time (PT) today to discuss the second quarter and outlook for the third quarter 2017 and the full year 2017. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.

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Webcast site: http://www.calliduscloud.com/about-us/investor-relations

Dial-in: 866-324-2828 (International callers: 678-509-7525)
Passcode: 49807849
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud

Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is the global leader in cloud-based sales, marketing, learning and customer experience solutions. CallidusCloud enables organizations to accelerate and maximize their Lead to Money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Approximately 5,700 leading organizations, across all industries, rely on CallidusCloud to optimize the Lead to Money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP net income before provision for income taxes. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusCloud’s operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud’s industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Our non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: We have excluded the effect of stock-based compensation expense from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, and net income before provision for income taxes. We believe the exclusion of stock-based compensation expense provides a useful comparison of our operating results to our peers.

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Restructuring and other expense: We have excluded the effect of restructuring and other expense from our non-GAAP operating expenses, operating income and net income before provision for income taxes. Restructuring and other expense consists of employee severance and facility exit costs. We feel it is useful to investors to understand the effects of these items on our financial results.

Patent litigation and settlement costs: We have excluded patent litigation and settlement costs from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, and net income before provision for income taxes. We believe patent litigation and settlement costs are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude these costs during our evaluation of our business performance.

Non-cash amortization of acquired intangible assets: We have excluded the effect of amortization of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses, and order backlog from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, other income and expense, and net income before provision for income taxes. Amortization of acquired intangibles are significantly affected by timing, and as such, can be inconsistent in amount and nature.

Acquisition-related costs: We have excluded the costs related to acquisitions from our non-GAAP operating expenses, operating income, net income and net income before provision for income taxes. These costs include legal and transactional costs associated with acquisition activities as well as expense related to earnouts that we would not have otherwise incurred in the periods presented as part of our continuing operations. We believe the exclusion of acquisition-related costs provides a useful comparison of our operating results to our peers.

Cash taxes: Cash taxes are defined as GAAP current income tax expense excluding the related tax amount for non-cash and non-GAAP items.

Additionally, CallidusCloud believes the following supplemental non-GAAP financial information is useful to investors and others in assessing its operating performance. A calculation of the supplemental non-GAAP financial information is provided in the table titled “Non-GAAP Supplemental Financial Information.”

•	SaaS billings is calculated as SaaS revenue plus the change in SaaS deferred revenue in a period.

•	Normalized SaaS billings is calculated as SaaS revenue plus the change in SaaS deferred revenue, reduced for the remaining deferred revenue acquired during the period, plus or minus the effect of multiple year SaaS billings in that period.

We believe that normalized SaaS billings provide valuable insight into the sales of our solutions and the performance of our business. We do not consider normalized SaaS billings as a substitute for revenue recognition or revenue measurement.

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Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example discussion of our commercial prospects, partnerships, estimates of future revenues, operating income/loss and expenses, stock-based compensation expenses, amortization of acquired intangible assets, acquisition-related costs, restructuring and other expenses, and patent litigation and settlement costs and estimates reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q which may be obtained by contacting CallidusCloud’s Investor Relations department at 415-445-3232, or from the Investor Relations section of CallidusCloud’s website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

© 2017 Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, Badgeville, BridgeFront, Clicktools, Datahug, iCentera, Lead to Money, LeadFormix, LeadRocket, Learning Heroes, Learnpass, Litmos, the Litmos logo, Producer Pro, RevSym, SalesGenius, Surve, Syncfrog, Thunderbridge, and ViewCentral are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact

Carolyn Bass

Market Street Partners

(415) 445-3232

cald@marketstreetpartners.com

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CALLIDUS SOFTWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Recurring	$48,605	$39,290	$94,802	$76,896
Services and license	12,658	10,461	24,602	21,233
Total revenue	61,263	49,751	119,404	98,129
Cost of revenue:
Recurring	13,535	10,137	26,557	20,099
Services and license	10,919	8,332	20,859	16,593
Total cost of revenue	24,454	18,469	47,416	36,692
Gross profit	36,809	31,282	71,988	61,437

Operating expenses:
Sales and marketing	21,983	19,682	44,674	38,585
Research and development	9,277	7,248	18,578	14,490
General and administrative	12,356	9,296	21,722	17,551
Restructuring and other	375	86	972	402
Total operating expenses	43,991	36,312	85,946	71,028
Operating loss	(7,182)	(5,030)	(13,958)	(9,591)
Interest income and other income (expense)	271	(277)	336	(52)
Interest expense	(23)	(39)	(42)	(82)
Loss before provision for income taxes	(6,934)	(5,346)	(13,664)	(9,725)
Provision for income taxes	413	341	581	497
Net loss	$(7,347)	$(5,687)	$(14,245)	$(10,222)
Net loss per share
Basic and Diluted	$(0.11)	$(0.10)	$(0.22)	$(0.18)

Weighted average shares used in computing net loss per share:
Basic and Diluted	65,079	57,098	64,726	56,894

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CALLIDUS SOFTWARE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$132,206	$148,008
Short-term investments	40,240	39,266
Accounts receivable, net	55,807	55,464
Prepaid and other current assets	20,281	18,275
Total current assets	248,534	261,013

Property and equipment, net	42,243	35,456
Goodwill	75,049	63,957
Intangible assets, net	23,761	21,659
Deposits and other non-current assets	4,209	4,416
Total assets	$393,796	$386,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,850	$3,573
Accrued payroll and related expenses	13,427	17,831
Accrued expenses	22,742	15,126
Deferred revenue	106,023	99,758
Total current liabilities	148,042	136,288

Deferred revenue, non-current	1,511	3,209
Deferred income taxes, non-current	2,137	1,541
Other non-current liabilities	8,363	8,602
Total liabilities	160,053	149,640

Stockholders’ equity:
Common stock	65	64
Additional paid-in capital	568,128	559,200
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive loss	(2,943)	(5,141)
Accumulated deficit	(317,077)	(302,832)
Total stockholders’ equity	233,743	236,861
Total liabilities and stockholders’ equity	$393,796	$386,501

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CALLIDUS SOFTWARE INC.

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(14,245)	$(10,222)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	5,600	3,582
Amortization of intangible assets	3,991	2,835
Provision for doubtful accounts	567	891
Stock-based compensation	18,191	14,065
Excess tax benefits from stock-based compensation	-	(11)
Deferred income taxes	(9)	51
Loss on disposal of property and equipment	3	4
Loss on foreign currency from mark-to-market of derivative	249	-
Amortization of premium on investments	103	91

Changes in operating assets and liabilities:
Accounts receivable	(361)	(3,268)
Prepaid and other current assets	(1,913)	(846)
Other non-current assets	220	251
Accounts payable	2,349	462
Accrued expenses	(624)	1,412
Accrued payroll and related expenses	(4,404)	(1,996)
Accrued restructuring and other expenses	220	(285)
Deferred revenue	3,757	5,959
Net cash provided by operating activities	13,694	12,975

Cash flows from investing activities:
Purchases of investments	(6,456)	(8,483)
Proceeds from maturities and sale of investments	5,360	8,751
Purchases of property and equipment	(7,661)	(3,924)
Purchases of intangible assets	(458)	(444)
Acquisitions, net of cash acquired	(11,477)	(11,500)
Net cash used in investing activities	(20,692)	(15,600)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,603	1,951
Restricted stock units acquired to settle employee withholding liability	(11,864)	(1,821)
Excess tax benefits from stock-based compensation	-	11
Payment of consideration related to acquisitions	(100)	(104)
Net cash (used in) provided by financing activities	(9,361)	37
Effect of foreign currency exchange rates on cash and cash equivalents	557	(313)
Net (decrease) in cash and cash equivalents	(15,802)	(2,901)
Cash and cash equivalents at beginning of period	148,008	77,232
Cash and cash equivalents at end of period	$132,206	$74,331

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CALLIDUS SOFTWARE INC.

GAAP TO NON-GAAP ADJUSTMENT SUMMARY

(In thousands)

(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation, amortization of acquired intangible assets, patent litigation and settlement costs, acquisition-related costs, restructuring and other expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of revenue:
Recurring	$1,779	$1,159	$3,401	$2,322
Services and license	559	524	1,191	1,036
Operating expenses:
Sales and marketing	2,417	2,491	5,418	4,941
Research and development	1,765	1,171	3,428	2,341
General and administrative	5,637	3,602	8,960	5,833
Restructuring and other	375	86	972	402
Total	$12,532	$9,033	$23,370	$16,875

CALLIDUS SOFTWARE INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except for percentages)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Non-GAAP gross profit reconciliation:

Gross profit	$36,809	$31,282	$71,988	$61,437

Gross margin	60%	63%	60%	63%
Add back:
Stock-based compensation	971	977	2,026	1,998
Non-cash amortization of acquired
intangible assets	1,367	706	2,566	1,360
Non-GAAP gross profit	$39,147	$32,965	$76,580	$64,795

Gross margin	64%	66%	64%	66%

Non-GAAP recurring revenue gross profit reconciliation:

Recurring revenue gross profit	$35,070	$29,153	$68,245	$56,797

Recurring revenue gross margin	72%	74%	72%	74%
Add back:
Stock-based compensation	412	453	835	962
Non-cash amortization of acquired
intangible assets	1,367	706	2,566	1,360
Non-GAAP recurring revenue gross profit	$36,849	$30,312	$71,646	$59,119

Non-GAAP recurring revenue gross margin	76%	77%	76%	77%

Non-GAAP operating expense reconciliation:

Operating expenses	$43,991	$36,312	$85,946	$71,028
Operating expenses, as a % of total
revenue	72%	73%	72%	72%
Subtract:
Stock-based compensation	(8,969)	(6,635)	(16,379)	(12,067)
Non-cash amortization of acquired
intangible assets	(474)	(429)	(944)	(807)
Patent litigation and settlement costs	(28)	(29)	(56)	(57)
Acquisition costs	(348)	(171)	(427)	(184)
Restructuring and other	(375)	(86)	(972)	(402)
Non-GAAP operating expenses	$33,797	$28,962	$67,168	$57,511
Non-GAAP operating expenses, as a %
of total revenue	55%	58%	56%	59%

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CALLIDUS SOFTWARE INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except for percentages)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Non-GAAP operating income (loss) reconciliation:

Operating loss	$(7,182)	$(5,030)	$(13,958)	$(9,591)
Operating loss, as a % of total
revenue	(12)%	(10)%	(12)%	(10)%
Add back:
Stock-based compensation	9,940	7,612	18,405	14,065
Non-cash amortization of acquired
intangible assets	1,841	1,135	3,510	2,167
Patent litigation and settlement costs	28	29	56	57
Acquisition costs	348	171	427	184
Restructuring and other	375	86	972	402
Non-GAAP operating income	$5,350	$4,003	$9,412	$7,284
Non-GAAP operating income, as a %
of total revenue	9%	8%	8%	7%

Non-GAAP net income (loss) before provision for income tax reconciliation:

Net loss before provision for income taxes	$(6,934)	$(5,346)	$(13,664)	$(9,725)
Net loss before provision for income taxes, as a % of total
revenue	(11)%	(11)%	(11)%	(10)%
Add back:
Stock-based compensation	9,940	7,612	18,405	14,065
Non-cash amortization of acquired
intangible assets	1,841	1,135	3,510	2,167
Patent litigation and settlement costs	28	29	56	57
Acquisition costs	348	171	427	184
Restructuring and other	375	86	972	402
Non-GAAP net income before provision for income taxes	$5,598	$3,687	$9,706	$7,150
Non-GAAP net income before provision
for income taxes, as a % of total revenue	9%	7%	8%	7%

Cash taxes	$246	$281	$409	$355

Weighted average shares - basic	65,079	57,098	64,726	56,894
Weighted average shares - diluted	66,669	59,100	66,604	58,694

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CALLIDUS SOFTWARE INC.

Non-GAAP Supplemental Financial Information

(In thousands, except for percentages)

(unaudited)

	Three Months Ended		Trailing Twelve Months Ended
	June 30		June 30
SaaS Billings	2017	2016	2017	2016
SaaS revenue	$47,745	$36,193	$173,727	$134,122

Add back:
Increase in SaaS deferred revenue	2,681	6,691	23,078	15,292
SaaS billings	$50,426	$42,884	$196,805	$149,414

SaaS billings growth rate	18%		32%

Normalized Billings
SaaS billings	$50,426	$42,884	$196,805	$149,414
Multi-year billings	-	64	1,160	4,061
Remaining deferred revenue from acquisitions	(716)	(2,495)	(949)	(2,495)
Normalized SaaS billings	$49,710	$40,453	$197,016	$150,980

Normalized SaaS billings growth rate	23%		30%

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CALLIDUS SOFTWARE INC.

FINANCIAL OUTLOOK

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the Company assumes no obligation to update.

REVENUE GUIDANCE

(In thousands)

(unaudited)

	Three Months Ended	Twelve Months Ended
	September 30, 2017	December 31, 2017

SaaS revenue	$49,700 - $50,200	$194,000 - $197,000
Maintenance revenue	$300 - $500	$2,500 - $2,900
Total revenue	$61,700- $62,700	$245,000 - $248,000

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE MEASURES

(In thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	September 30, 2017		December 31, 2017
	From	To	From	To
Non-GAAP operating income reconciliation:

GAAP operating loss	$(5,600)	$(6,200)	$(22,500)	$(24,000)

Add back:
Stock-based compensation	8,300	9,100	35,000	36,000
Non-cash amortization of acquired
intangible assets	2,000	2,400	7,500	9,200
Acquisition, patent litigation, restructuring and other	300	700	2,000	2,800
Non-GAAP operating income	$5,000	$6,000	$22,000	$24,000

	Three Months Ended		Twelve Months Ended
	September 30, 2017		December 31, 2017
	From	To	From	To
Non-GAAP pre-tax income reconciliation:

GAAP (loss) before income taxes	$(5,800)	$(6,400)	$(22,600)	$(24,300)

Add back:
Stock-based compensation	8,300	9,100	35,000	36,000
Non-cash amortization of acquired
intangible assets	2,000	2,400	7,500	9,200
Acquisition, patent litigation, restructuring and other	300	700	2,000	2,800
Non-GAAP pre-tax income	$4,800	$5,800	$21,900	$23,700

GAAP taxes	$350	$450	$1,300	$1,600
Cash taxes	$300	$400	$1,000	$1,300
Weighted average basic shares outstanding	65,500	66,000	64,500	65,500
Weighted average diluted shares outstanding	67,000	67,500	67,000	68,000

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